UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2025

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Thorndike Street, Suite B1-1 Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 714-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LPTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities

Due to current market conditions and the financial position of Leap Therapeutics, Inc. (the “Company”), the Company’s Board of Directors has approved a series of measures to conserve cash and reduce operating costs, including (i) the completion of the DeFianCe clinical trial and the wind-down of the Company’s research and development activities, including the Company’s sirexatamab and FL-501 development programs, and (ii) a reduction in force that will impact approximately 75% of the Company’s current workforce (the “Reduction In Force”) to be implemented in two phases (a) first, on or about June 30, 2025 that will impact the Company’s Chief Operating Officer, and (b) second, on or about July 31, 2025 that will impact the Chief Medical Officer of the Company. The Company estimates that it will incur approximately $3.2 million in costs primarily related to severance payments and related expenses in connection with the Reduction In Force. The Company expects that the majority of these costs will be recognized during the third quarter of fiscal year 2025. The estimate of the costs that the Company expects to incur in connection with the Reduction In Force, and the timing of such costs, are subject to a number of assumptions, and actual results may differ. The Company’s cash and cash equivalents totaled approximately $23.3 million as of May 31, 2025.

The Company has initiated a process to explore strategic options to preserve and maximize shareholder value, including, without limitation, exploring a potential sale of the Company or of sirexatamab or FL-501. The Company has engaged Raymond James & Associates, Inc. to serve as exclusive financial advisor to assist the Company in connection with process of exploring strategic options.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Reduction In Force, Augustine Lawlor will be terminated without cause from his position as the Company’s Chief Operating Officer, effective June 30, 2025, and Cyndi Sirard, MD will be terminated without cause from her position as the Company’s Chief Medical Officer, effective on or about July 31, 2025.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)            Leap Therapeutics, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on June 18, 2025.

(b)           The final voting results on each of the matters submitted to a vote of stockholders at the Annual Meeting are set forth below.

(1) The following director nominees were elected to serve as Class II directors until the Company’s 2028 annual meeting of stockholders and until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas Dietz	15,702,690	957,792	10,861,636
William Li	15,690,547	969,935	10,861,636
Patricia Martin	11,530,069	5,130,413	10,861,636

(2) The Company’s stockholders approved, on an advisory basis, the executive compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
15,362,822	1,274,783	22,877	10,861,636

(3) The appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, was ratified.

Votes For	Votes Against	Votes Abstaining
26,992,562	418,369	111,187

Item 8.01. Other Events

On June 23, 2025, the Company issued a press release entitled “Leap Therapeutics Reports Updated Clinical Data from Sirexatamab Colorectal Cancer Study and Announces Exploration of Strategic Alternatives.” The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference; provided, however that information on or connected to our website referenced in the Company’s press release is expressly not incorporated by reference into or intended to be filed as a part of this Current Report on Form 8-K.

On June 23, 2025, the Company posted an updated corporate presentation on its website, www.leaptx.com. A copy of the presentation is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference. The information contained on, or that can be accessed from, the Company’s website is not incorporated into, and does not constitute a part of, this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 23, 2025
99.2	Corporate Presentation
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP THERAPEUTICS, INC.

Dated: June 23, 2025	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	Chief Executive Officer and President